                                                             DUE:  June 30, 2004

                                 CONVERTING NOTE

                           KEYSTONE ACQUISITION CORP.

     $1,500,000.00                                         Dated: April 30, 1999

                                                             Seattle, Washington

     KEYSTONE ACQUISITION CORP., a Washington corporation ("Maker") unconditionally promises to pay to the order of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK ("Bank"), at its Western Commercial Team 2 office, in immediately available funds, the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or such lesser sum as may be advanced hereunder. Maker further agrees to pay interest on the daily unpaid principal balance, in arrears, on the first Business Day of each month, beginning June 1, 1999, in accordance with the terms, conditions, and definitions of Exhibit A attached, which are incorporated herein. All interest accruing under this Note shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Also incorporated herein is Exhibit 1 attached hereto, regarding prepayment fees, applicable only to prepayment of LIBOR Rate Loans prior to conclusion of their Interest Period.

     Maker shall repay principal of this Note in the manner set forth in the Agreement. Any prepayments of principal under this Note after the Conversion Date shall be applied to installments of principal due under this Note in inverse order of their maturities, unless otherwise agreed in writing by the Bank.

     This Note is governed by and shall be construed in accordance with the laws of the State of Washington. This Note is also governed by the Credit Agreement dated April 30, 1999, between Maker and Borrower (the "Agreement"), and all terms, conditions, and definitions of the Agreement are incorporated herein. This is the "Converting Note" referred to in the Agreement.

     All advances under this Note, all conversions between the interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part hereof. All unpaid principal and accrued but unpaid interest under this Note shall be paid in full on June 30, 2004, or earlier, pursuant to the terms of the Agreement.

         Bank is authorized to automatically debit each required installment of interest from Maker's checking account number 68921618 at Bank, or such other deposit account at Bank as Maker may authorize in the future.

         If a "Default" shall occur as such term is defined in the Agreement, interest shall accrue, at the option of the holder of this Note, from the date of Default, at a floating rate per annum three percent (3%) above the Reference Rate, as the Reference Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

     Advances under this Note may be made by Bank at the oral or written request of Dion Bonnell or Chris Reightley, any one acting alone, who are authorized to request Advances and direct the disposition of any such Advances until written notice of the revocation of such authority is received by Bank at its office indicated above. Any such Advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said advances are deposited to the credit of an account of Maker with Bank, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

     Maker hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                         KEYSTONE ACQUISITION CORP.




                                         By /s/ Richard P. Begert
                                           -------------------------------------

                                         Title  President and CEO
                                              ----------------------------------

                                    EXHIBIT A
                               INTEREST PROVISIONS

                            ARTICLE 1 : DEFINITIONS

     All terms defined below shall have the meaning indicated:

     1.1 ADJUSTED LIBOR RATE shall mean for any day that per annum rate equal to the sum of (a) the LIBOR Margin, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.

     1.2 ASSESSMENT RATE shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Bank shall not retroactively adjust as to such Interest Period any interest rate calculated using the Assessment Rate.

     1.3 BANK shall mean the holder of the Note.

     1.4 BORROWER shall mean the maker of the Note.

     1.5 BUSINESS DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

     1.6 COMMENCEMENT DATE shall mean the first day of any Interest Period as requested by Borrower.

     1.7 FLOATING RATE shall mean the Reference Rate per annum, plus the Floating Rate Margin.

     1.8 FLOATING RATE LOANS shall mean those portions of principal of the Note accruing interest at the Floating Rate.

     1.9 FLOATING RATE MARGIN shall have the meaning given in the Agreement.

     1.10 INTEREST PERIOD shall mean the period commencing on the date of any Advance at or conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 2.3. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day.

     1.11 LIBOR RATE shall mean for any Interest Period the per annum rate for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

     1.12 LIBOR RATE LOANS shall mean those portions of principal of the Note accruing interest at the Adjusted LIBOR Rate.

     1.13 LIBOR RATE MARGIN shall have the meaning given in the Agreement.

     1.14 LONDON BANKING DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.

     1.15 NOTE shall mean the promissory note to which this exhibit is attached.

     1.16 REFERENCE RATE shall mean the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

     1.17 RESERVE ADJUSTMENT shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

                       ARTICLE 2: INTEREST RATE OPTIONS

     2.1 INTEREST RATES AND PAYMENT DATE. The Note shall bear interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Floating Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears as provided in the Note.

     2.2 PROCEDURE. Borrower may, on any London Banking Day two London Banking Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have until the later of two hours from the time of the quote and 2:00 p.m. Seattle time to elect an Adjusted LIBOR Rate by giving Bank irrevocable notice of such election.

     2.3 RESTRICTIONS. Each Interest Period shall be one, two, three, or six months. In no event shall an Interest Period extend beyond June 30, 2004. The minimum amount of a LIBOR Rate Loan shall be $250,000.

     2.4 PREPAYMENTS. If Borrower prepays all or any portion of a LIBOR Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Exhibit 1 attached to the Note.

     2.5 REVERSION TO FLOATING. The Note shall bear interest at the Floating Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period each LIBOR Rate Loan shall revert to a Floating Rate Loan unless Borrower directs otherwise pursuant to Section 2.2.

     2.6 INABILITY TO PARTICIPATE IN MARKET. If Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, there shall be no Adjusted LIBOR Rate option. Bank shall notify Borrower of and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate option shall resume being an interest rate option.

     2.7 COSTS. Borrower shall reimburse Bank for all costs, taxes, and expenses, and defend and hold Bank harmless for any liabilities, which Bank may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive the payment of the Note.

     2.8 BASIS OF QUOTES. Borrower acknowledges that Bank may or may not in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the

LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Bank's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.

                          Exhibit 1 -- PREPAYMENT FEES

     If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

           The amount of the prepayment fee depends on the following:

(1) The amount by which interest prepayment reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.
(2)  A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).
(3)  The amount of principal prepaid.

     If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

         Definition of Prepayment Reference Rate for Variable Rate Loans

     The "Prepayment Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of last repricing and a new Initial Prepayment Reference Rate shall be assigned at each subsequent repricing. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of prepayment.

          Definition of Prepayment Reference Rate for Fixed Rate Loans

     The "Prepayment Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time the loan was made. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at time of prepayment.

     The Prepayment Reference Rate shall be interpolated from the yields as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Prepayment Reference Rate) or the day of prepayment (Final Prepayment Reference Rate).

     An Initial Prepayment Reference Rate of N/A % has been assigned to this loan to represent interest rate levels at origination.

                          CALCULATION OF PREPAYMENT FEE

     If the Initial Prepayment Reference Rate is less than or equal to the Final Prepayment Reference Rate, there is no prepayment fee.

     If the Initial Prepayment Reference Rate is greater than the Final Prepayment Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Prepayment Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.

                      EXAMPLE OF PREPAYMENT FEE CALCULATION

     VARIABLE RATE LOAN: A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Prepayment Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Prepayment Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

        Prepayment Fee = (0.07 - 0.065) x (0.31) x ($250,000) = $387.50

     FIXED RATE LOAN: An amortizing loan with remaining principal of $250,000 is fully prepaid with 24 months remaining until maturity. An Initial Prepayment Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Prepayment Reference Rate (as determined by the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

         Prepayment Fee = (0.09 - 0.075) x (1.3) x ($250,000) = $4,875

                         PREPAYMENT FEE FACTOR SCHEDULE

                         TABLE I: FULLY AMORTIZING LOANS

        Proportion of Remaining              Months Remaining To Maturity/Repricing(1)
Principal Amount Being Prepaid
-------------------------------------------------------------------------------------------------------

                                        2        4      6      8       0      4      20       40     60
-------------------------------------------------------------------------------------------------------
    90-100%      .21     .36    .52    .67      .3     .9     .5      .1     .3      .9      0.3    3.1
    60-89%       .24     .44    .63    .83      .6     .4     .1      .9     .4      .5      3.2    7.0
    30-59%       .28     .53    .78    .02      .0     .0     .0      .0     .0      .9      8.5    4.4
    0-29%        .31     .63    .92    .22      .4     .7     .0      .3     .0     3.4      8.3    1.8

                 TABLE II: PARTIALLY AMORTIZING (BALLOON) LOANS

        Proportion of Remaining              Months Remaining To Maturity/Repricing(1)
Principal Amount Being Prepaid
-------------------------------------------------------------------------------------------------------

                                        2        4      6      8       0      4      20       40     60
-------------------------------------------------------------------------------------------------------
    90-100%      .26     .49    .71    .94      .8     .7     .4      .2      .6     .4      1.6    4.0
     60-89%      .30     .59    .86    .15      .2     .3     .3      .3      .1     .4      5.0    8.1
     30-59%      .31     .63    .95    .27      .6     .9     .3      .6      .1    2.6      1.2    6.2
     0-29%       .31     .63    .95    .27      .6     .0     .4      .0     0.2    5.7      3.4    6.0


                 TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

        Proportion of Remaining              Months Remaining To Maturity/Repricing(1)
Principal Amount Being Prepaid
-------------------------------------------------------------------------------------------------------

                                        2        4      6      8       0      4      20       40     60
-------------------------------------------------------------------------------------------------------
    0-100%       .31     .61    .91    .21      .3     .4     .4      .3     .9     .9       3.0    4.8


     (1) For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

     The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.


                                      -5-